Exhibit 1.1
[28,125,000] Shares
MOLYCORP, INC.
COMMON STOCK PAR VALUE $0.001 PER SHARE
UNDERWRITING AGREEMENT
[•], 2010

[•], 2010
J.P. Morgan Securities Inc.
Morgan Stanley & Co. Incorporated
As Representatives of the several Underwriters named in Schedule I hereto,
c/o J.P. Morgan Securities Inc.
383 Madison Avenue
New York, NY 10179
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036
Ladies and Gentlemen:
     Molycorp, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”) an aggregate of [28,125,000] shares (the “Firm Shares”) of common stock, par value $0.001 per share, of the Company (the “Common Stock”). The Company also proposes to issue and sell to the several Underwriters not more than an aggregate of [4,218,750] additional shares of Common Stock (the “Additional Shares”), if and to the extent that the Representatives, as managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of Common Stock granted to the Underwriters in Section 2 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.”
     J.P. Morgan Securities Inc. (the “Designated Underwriter”) has agreed to reserve up to [1,406,250] of the Firm Shares to be purchased by it pursuant to this Agreement (the “Directed Shares”) for sale by the Designated Underwriter and its affiliates to certain eligible directors, officers and employees of the Company and persons having business relationships with the Company (collectively, “Participants”), as part of the distribution of the Shares by the Designated Underwriter (the “Directed Share Program”), as set forth in the Prospectus under the heading “Underwriters”. To the extent that such Directed Shares are not orally confirmed for purchase by the Participants by 9:30 a.m., New York City time, on the first business day after the date of this Agreement, such Directed Shares may be offered to the public by the Underwriters as set forth in the Prospectus.
     The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-166129),

including a form of prospectus, to be used in connection with the public offering and sale of the Shares. The registration statement, as amended, including the financial statements and exhibits thereto, at the time it was declared effective by the Commission under the Securities Act of 1933 (the “Securities Act”), including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act, is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used by the Underwriters to confirm sales of Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.” If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement, unless otherwise indicated herein.
     For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus dated [•], 2010, together with the free writing prospectuses, if any, each identified in Schedule II hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. For purposes of this Agreement, the “Applicable Time” is [•] (New York City time) on the date of this Agreement.
     Prior to the Closing Date (as defined herein), the Company has issued and outstanding shares of Class A common stock, par value $0.001 per share (“Class A Common Stock”), and Class B common stock, par value $0.001 per share (“Class B Common Stock”). Immediately prior to the Closing Date, the Company will file an amendment to its certificate of incorporation, after which all outstanding shares of Class A Common Stock and Class B Common Stock will be converted (the “Conversion”) into [•] shares of Common Stock.
     1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:
     (a) The Registration Statement, other than the Rule 462 Registration Statement, if any, which becomes effective upon filing, has been declared effective by the Commission; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.
     (b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented on or prior to the Closing Date, if applicable, will not, as of the applicable filing date of such amendment or supplement, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Registration Statement, when it became effective, complied and, as amended or supplemented on or prior to the Closing Date, if applicable, will, as of the applicable filing date of such amendment or supplement, comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder; (iii) the Time of Sale Prospectus, as of the Applicable Time, did not, and as of the Closing Date (as defined in Section 4), will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (v) the Prospectus, as of its date, did not contain, and, as of the Closing Date, will not contain, any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (vi) the Prospectus, as of its date, complied in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus, any broadly available roadshow or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.
     (c) The Company is not an “ineligible issuer” in connection with the offering of the Shares pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used or referred to by the Company complied or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II hereto, and electronic road shows, if any, each furnished to the Representatives before first use, the Company has not prepared, used or referred to, and will not, without the Representatives’ prior consent, prepare, use or refer to, any free writing prospectus.
     (d) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business as currently conducted or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.
     (e) Each subsidiary of the Company has been duly organized, is validly existing as a corporation or limited liability company in good standing under the laws of the jurisdiction of its organization, has the corporate or limited liability company power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business as currently conducted or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock or other equity interests of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims except those liens, encumbrances, equities or claims that would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.
     (f) Molycorp Minerals, LLC is the only material subsidiary of the Company.
     (g) This Agreement has been duly authorized, executed and delivered by the Company.
     (h) Upon the effectiveness of the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) on or prior to the Closing Date as described in the Time of Sale Prospectus, the authorized capital stock of the Company will conform in all material respects as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.
     (i) The shares of Common Stock (including the Additional Shares to be sold by the Company upon the exercise of the right to purchase such Additional Shares granted to the Underwriters in Section 3 hereof) outstanding immediately after the Conversion will be duly authorized, validly issued, fully paid and non-assessable.
     (j) The Shares to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.
     (k) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of (i) applicable law; (ii) the certificate of incorporation or bylaws of the Company; (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole; or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except in the case of clauses (i), (iii) and (iv), any such contravention as would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole; and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except for (a) as have been made or obtained under the Securities Act or the Securities Exchange Act of 1934 (the “Exchange Act”), (b) the consents, approvals, authorizations, registrations or qualifications as may be required by the state securities or Blue Sky laws and (c) the filing of the Certificate of Incorporation with the Secretary of State of the State of Delaware.
     (l) There has not occurred any material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.
     (m) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and proceedings that would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and, to the knowledge of the Company, there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.
     (n) The Company is not, and after giving effect to the offering and sale of the Shares to be sold by the Company and the application of the proceeds thereof as described in the Time of Sale Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940.
     (o) Except as disclosed in the Time of Sale Prospectus, the Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment and surface mining, including any related reclamation, hazardous toxic substances or wastes, pollutants or contaminants (“Environmental and Mining Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental and Mining Laws to conduct their respective businesses as such businesses are described in the Time of Sale Prospectus and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental and Mining Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.
     (p) Except as disclosed in the Time of Sale Prospectus, to the knowledge of the Company, neither the Company nor any of its subsidiaries has incurred any material costs or liabilities associated with Environmental and Mining Laws (including, without limitation, any capital or operating expenditures by the Company or its subsidiaries required for clean-up, closure of properties or compliance with Environmental and Mining Laws or any permit, license or approval) that would, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.
     (q) Except as disclosed in the Time of Sale Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.
     (r) None of the Company, any of its subsidiaries, or any directors, officers, or, to the knowledge of the Company, any employees, agents or representatives of the Company or of any of its subsidiaries, has: (i) used any of the Company’s or its subsidiaries’ funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from the Company’s or any of its subsidiaries’ funds; (iii) violated or is in violation of any provision of any applicable anti-corruption laws; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment; and the Company and its subsidiaries have conducted their businesses in compliance with applicable anti-corruption laws.
     (s) To the knowledge of the Company, the operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering

Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
     (t) (i) The Company represents that neither the Company nor any of its subsidiaries (collectively, the “Entity”) or, to the knowledge of the Company, any director, officer, employee, agent, affiliate or representative of the Entity, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:
     (A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) or other relevant sanctions authority (collectively, “Sanctions”), nor
     (B) located, organized or resident in Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria.
          (ii) The Company represents that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:
     (A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or
     (B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).
     (u) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock of the Company or short-term debt or long-term debt of the Company and its subsidiaries, taken as a whole, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively, including, but not limited to, the stock split with respect to the Company’s Class A Stock and Class B stock pursuant to the Company’s certificate of incorporation, the Conversion and the transactions contemplated to be taken by the Company in connection therewith on or prior to the Closing Date.

     (v) The Company and its subsidiaries have good and marketable title in fee simple to all real property, and good and marketable title to all personal property, owned by them that is material to the business of the Company and its subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Prospectus or such as do not materially and adversely affect the value of such property and do not materially and adversely interfere with the use made and proposed in the Time of Sale Prospectus to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as do not materially and adversely interfere with the use made and proposed in the Time of Sale Prospectus to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Time of Sale Prospectus.
     (w) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.
     (x) No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the Time of Sale Prospectus, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that would reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.
     (y) The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Time of Sale Prospectus.
     (z) Except as disclosed in the Time of Sale Prospectus, the Company and its subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses as such businesses are described in the Time of Sale Prospectus, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if such proceeding results in an unfavorable decision, ruling or finding against the Company, would reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Time of Sale Prospectus.
     (aa) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States (“GAAP”) and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Time of Sale Prospectus, since the end of the Company’s most recent audited fiscal year, (i) the Company is not aware of any material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting has occurred that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting.
     (bb) The Prospectus and the Time of Sale Prospectus comply, and any amendments or supplements thereto, if applicable, as of the date of such amendment or supplement will comply, in all material respects with any applicable laws or regulations of foreign jurisdictions in which the Prospectus or the Time of Sale Prospectus, as amended or supplemented, if applicable, are distributed by the Company in connection with the Directed Share Program.
     (cc) No consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those obtained, is required in connection with the offering of the Directed Shares in any jurisdiction where the Directed Shares are being offered by the Company, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Directed Shares.
     (dd) The Company has not offered, or caused the Designated Underwriter or any Designated Underwriter Entity as defined in Section 10 to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

     (ee) The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or, except as currently being contested in good faith and for which reserves required by GAAP have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries that has had (nor does the Company nor any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which would reasonably be expected to have) a material adverse effect on the Company and its subsidiaries, taken as a whole.
     (ff) The qualitative and quantitative data regarding proven and probable mineral reserves of the Company included in the Registration Statement, Prospectus and Time of Sale Prospectus (i) were derived in all material respects in accordance with the procedures described in the Registration Statement, Prospectus and Time of Sale Prospectus and all applicable industry standards, including Industry Guide 7 under the Exchange Act, and (ii) have been determined by SRK Consulting (U.S.), Inc., an independent consulting firm.
     (gg) The industry and market-related data, including supply, demand and pricing information, included in the Registration Statement, Prospectus and the Time of Sale Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate in all material respects, and the Company has obtained the consent to the use of such data from such sources to the extent required.
     (hh) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Time of Sale Prospectus or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.
     2. Agreements To Sell and Purchase. Upon the terms set forth herein, the Company agrees to issue and sell to the several Underwriters the Firm Shares. On the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, each Underwriter agrees, severally and not jointly, to purchase from the Company at $[•] per share (the “Purchase Price”) the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter.
     On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, the

Additional Shares or any portion thereof at the Purchase Price, provided, however, that the amount per share to be paid by the Underwriters for any Additional Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Additional Shares. The Representatives may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice to the Company not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the Closing Date for the Firm Shares nor later than ten business days after the date of such notice; provided, however, that if notice is received prior to the Closing Date, the purchase date will be the Closing Date. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.
     The Company hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus (the “restricted period”), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any other securities so owned convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (iii) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.
     The restrictions contained in the preceding paragraph shall not apply to (i) the Shares to be sold hereunder; (ii) issuances of shares of Common Stock, options, warrants or other equity awards relating to Common Stock pursuant to the Molycorp, Inc. 2010 Equity and Performance Incentive Plan, provided that such shares, options, warrants or other equity awards are restricted through the restricted period; (iii) in the case of any existing warrant or option to purchase, or other equity award for, shares of Common Stock that is disclosed in the Registration Statement, the Prospectus and the Time of Sale Prospectus, the

issuance by the Company of shares of Common Stock upon the exercise or vesting of such warrant, option or equity award, as the case may be, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with any such issuance by the Company during the restricted period; (iv) the Conversion; (v) the filing of a registration statement on Form S-8 or other appropriate forms as required by the Securities Act, and any amendments thereto, relating to the Common Stock or other equity-based securities issuable pursuant to the Molycorp, Inc. 2010 Equity and Performance Incentive Plan or (vi) the issuance of shares of Common Stock, options, warrants or other convertible securities relating to Common Stock, in connection with any bona fide merger, acquisition, business combination, joint venture or strategic or commercial relationship, to a third party or group of third parties of which the Underwriters have been advised in advance, provided that (x) the shares of Common Stock, options, warrants or other convertible securities relating to Common Stock so issued shall not be equal to an amount greater than 10% of the Common Stock outstanding at the time of such issuance and (y) the recipient of such shares of Common Stock, options, warrants or other convertible securities relating to Common Stock so issued shall agree to be bound by the restrictions in the preceding paragraph until the expiration of the restricted period. Notwithstanding the foregoing, if (1) during the last 17 days of the restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the restricted period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless the Representatives waive, in writing, such extension. The Company shall promptly notify the Representatives of any earnings release, news or event that may give rise to an extension of the initial restricted period.
     3. Terms of Public Offering. The Representatives advise the Company that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in the Representatives’ judgment is advisable. The Representatives further advise the Company that the Shares are to be offered to the public initially at $[•] per share (the “Public Offering Price”) and to certain dealers selected by the Representatives at a price that represents a concession not in excess of $[•] per share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $[•] per share, to any Underwriter or to certain other dealers.
     4. Payment and Delivery. Payment for the Firm Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on                     ,

201    ,1 or at such other time on the same or such other date, not later than                     , 201    ,2 as shall be designated in writing by the Representatives. The time and date of such payment are hereinafter referred to as the “Closing Date.”
     Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than ___, 2010,3 as shall be designated in writing by the Representatives.
     The Firm Shares and Additional Shares shall be registered in such names and in such denominations as the Representatives shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to the Representatives on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters. The Purchase Price payable by the Underwriters shall be (i) reduced by any transfer taxes paid by, or on behalf of, the Underwriters in connection with the transfer of the Shares to the Underwriters duly paid and (ii) shall be treated as satisfied to the extent of any amount withheld and paid over to the applicable taxing authority as required by law.
     5. Conditions to the Underwriters’ Obligations. The obligations of the Company to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than [•] (New York City time) on the date hereof and, if the Rule 462 Registration Statement (if any) has not become effective prior to the execution and delivery of this Agreement, such Rule 462 Registration Statement has been filed by 10:00 PM (New York City time) on the date hereof.
     The several obligations of the Underwriters are subject to the following further conditions:
     (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:
     (i) the Conversion shall have occurred;

[1]	Insert date 3 business days or, in the event the offering is priced after 4:30 p.m. Eastern Time (and T+4 settlement is deemed to apply to secondary sales), 4 business days after the date of the Underwriting Agreement.

[2]	Insert date 5 business days after the date inserted in accordance with footnote 1.

[3]	Insert date 10 business days after the expiration of the green shoe option.

     (ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and
     (iii) there shall not have occurred any change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus as of the date of this Agreement that, in the Representatives’ judgment, is material and adverse and that makes it, in the Representatives’ judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.
     (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.
     The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.
     (c) The Underwriters shall have received on the Closing Date an opinion (including a 10b-5 statement) of Jones Day, outside counsel for the Company, dated as of the Closing Date, in form and substance satisfactory to the Representatives.
     (d) The Underwriters shall have received on the Closing Date an opinion and 10b-5 statement of Davis Polk & Wardwell LLP, counsel for the Underwriters, dated as of the Closing Date, in form and substance satisfactory to the Representatives.
     The opinions of Jones Day described in Section 5(c) shall be rendered to the Underwriters at the request of the Company and shall so state therein.
     (e) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from PricewaterhouseCoopers LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.
     (f) The Underwriters shall have received on each of the date hereof and on the Closing Date, a letter in form and substance satisfactory to the Representatives from SRK Consulting (U.S.), Inc., with respect to the qualitative and quantitative data regarding proven and probable mineral reserves of the Company included in the Registration Statement, the Time of Sale Prospectus and the Prospectus.
     (g) The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between the Representatives and certain stockholders, officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to the Representatives on or before the date hereof, shall be in full force and effect on the Closing Date.
     The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to the Representatives on the applicable Option Closing Date of such documents as the Representatives may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.
     6. Covenants of the Company. The Company covenants with each Underwriter as follows:
     (a) To furnish to the Representatives, without charge, three signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to the Representatives in New York City, without charge, prior to noon New York City time on the business day next succeeding the date of this Agreement, or such other time as may be agreed to by the Company and the Representatives, and during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or the Registration Statement as the Representatives may reasonably request.
     (b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

     (c) To furnish to the Representatives a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company in connection with the sale of the Shares pursuant to this Agreement and not to use or refer to any proposed free writing prospectus in connection with the sale of the Shares pursuant to this Agreement to which the Representatives reasonably object.
     (d) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus in connection with the sale of the Shares pursuant to this Agreement prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.
     (e) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.
     (f) If, in the reasonable opinion of counsel for the Underwriters, during such period after the first date of the public offering of the Shares, the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Shares may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.
     (g) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.
     (h) To make generally available to the Company’s security holders and to the Representatives as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement that shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.
     (i) To comply in all material respects with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.
     7. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company in connection with the sale of the Shares pursuant to this Agreement and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares sold by the Company to the Underwriters, including any transfer or other taxes payable thereon, (iii) the reasonable cost of printing or producing any Blue Sky memorandum in connection with the offer and sale of the Shares under state securities laws and all reasonable, documented expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable fees and disbursements of one counsel for the Underwriters not to exceed $5,000 in connection with such qualification and in connection with the Blue Sky memorandum, (iv) all filing fees and the reasonable fees and disbursements of one counsel to the Underwriters not to exceed $35,000 incurred in connection with the review and qualification of the offering of the Shares by the Financial Industry Regulatory Authority, (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the Shares on the NYSE, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and 50% of the cost of any aircraft chartered in connection with the road show, (ix) all fees and disbursements of counsel incurred by the Underwriters not to exceed $5,000 in connection with the Directed Share Program and all stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 9 entitled “Indemnity and Contribution,” Section 10 entitled “Directed Share Program Indemnification” and the last paragraph of Section 12 below, the Underwriters will pay all of their costs and expenses, including, without limitation, fees and disbursements of their counsel, 50% of the cost of any aircraft chartered in connection with the road show, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make. The Underwriters hereby agree to reimburse the Company for its out-of-pocket expenses in an aggregate amount up to [    ●    ]% of the gross proceeds from the sale of the Shares pursuant to this Agreement.
     8. Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.
     9. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) caused by any untrue statement or alleged untrue statement of a material fact contained in the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except in each case insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Time of Sale Prospectus, any issuer free writing prospectus, the Prospectus or any amendment or supplement thereto.
     (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the directors of the Company, the officers of the Company who sign the Registration Statement, each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of the Company within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) caused by any untrue statement or alleged untrue statement of a material fact contained in the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus or any amendment or supplement thereto.
     (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a) or 9(b), such person (the “indemnified party”)

shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and the indemnified party has reasonably concluded (based on the advice of counsel) that representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act and (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of the Company within the meaning of Rule 405 under the Securities Act, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Representatives. In the case of any such separate firm for the Company, and such directors, officers and control persons and affiliates of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.
     (d) To the extent the indemnification provided for in Section 9(a) or 9(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 9(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(d)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.
     (e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 9(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
     (f) The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.
     10. Directed Share Program Indemnification. (a) The Company agrees to indemnify and hold harmless the Designated Underwriter, each person, if any, who controls the Designated Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of the Designated Underwriter within the meaning of Rule 405 of the Securities Act (“Designated Underwriter Entities”) from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of Designated Underwriter Entities.
     (b) In case any proceeding (including any governmental investigation) shall be instituted involving any Designated Underwriter Entity in respect of which indemnity may be sought pursuant to Section 10(a), the Designated Underwriter Entity seeking indemnity, shall promptly notify the Company in writing and the Company, upon request of the Designated Underwriter Entity, shall retain counsel reasonably satisfactory to the Designated Underwriter Entity to represent the Designated Underwriter Entity and any others the Company may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Designated Underwriter Entity shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Designated Underwriter Entity unless (i) the Company shall have agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Company and the Designated Underwriter Entity and the Designated Underwriter has reasonably concluded (based on the advice of counsel) that representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not, in respect of the legal expenses of the Designated Underwriter Entities in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Designated Underwriter Entities. Any such separate firm for the Designated Underwriter Entities shall be designated in writing by the Designated Underwriter. The Company shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Company agrees to indemnify the Designated Underwriter Entities from and against any loss or liability by reason of such settlement or judgment. The Company shall not, without the prior written consent of the Designated Underwriter, effect any settlement of any pending or threatened proceeding in respect of which any Designated Underwriter Entity is or could have been a party and indemnity could have been sought hereunder by such Designated Underwriter Entity, unless such settlement includes an unconditional release of the Designated Underwriter Entities from all liability on claims that are the subject matter of such proceeding.
     (c) To the extent the indemnification provided for in Section 10(a) is unavailable to a Designated Underwriter Entity or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the Company in lieu of indemnifying the Designated Underwriter Entity thereunder, shall contribute to the amount paid or payable by the Designated Underwriter Entity as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Designated Underwriter Entities on the other hand from the offering of the Directed Shares or (ii) if the allocation provided by clause 10(c)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 10(c)(i) above but also the relative fault of the Company on the one hand and of the Designated Underwriter Entities on the other hand in connection with any statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Designated Underwriter Entities on the other hand in connection with the offering of the Directed Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Directed Shares (before deducting expenses) and the total underwriting discounts and commissions received by the Designated Underwriter Entities for the Directed Shares, bear to the aggregate Public Offering Price of the Directed Shares. If the loss, claim, damage or liability is caused by an untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact, the relative fault of the Company on the one hand and the Designated Underwriter Entities on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or the omission or alleged omission relates to information supplied by the Company or by the Designated

Underwriter Entities and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     (d) The Company and the Designated Underwriter Entities agree that it would not be just or equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Designated Underwriter Entities were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 10(c). The amount paid or payable by the Designated Underwriter Entities as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the Designated Underwriter Entities in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10, no Designated Underwriter Entity shall be required to contribute any amount in excess of the amount by which the total price at which the Directed Shares distributed to the public were offered to the public exceeds the amount of any damages that such Designated Underwriter Entity has otherwise been required to pay. The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
     (e) The indemnity and contribution provisions contained in this Section 10 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Designated Underwriter Entity or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Directed Shares.
     11. Termination. The Underwriters may terminate this Agreement by notice given by the Representatives to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the Representatives’ judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the Representatives’ judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

     12. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.
     If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 12 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.
     If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.
     13. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements that relate to the offering of the Shares, represents the entire agreement between the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering of the Shares, and the purchase and sale of the Shares.
     (b) The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.
     14. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
     15. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.
     16. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.
     17. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to the Representatives at J.P. Morgan Securities, Inc. 383 Madison Avenue, New York, New York 10179, Attention: Equity Syndicate Desk, and Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; and if to the Company shall be delivered, mailed or sent to 5619 Denver Tech Center Parkway Suite 1000, Greenwood Village, Colorado 80111, or fax to 303-843-8082, Attn: John F. Ashburn, with a copy to (which shall not constitute notice) Jones Day, 901 Lakeside Avenue, Cleveland, Ohio 44114, or fax to (216) 579-0212, Attention: Christopher M. Kelly, Esq.

Very truly yours, MOLYCORP, INC.
By:
Name:
Title:

Accepted as of the date hereof
Morgan Stanley & Co. Incorporated
J.P. Morgan Securities Inc.
Acting severally on behalf of themselves and
     the several Underwriters named in
     Schedule I hereto

By:	Morgan Stanley & Co. Incorporated

By:
Name:
Title:

By:	J.P. Morgan Securities Inc.

By:
Name:
Title:

SCHEDULE I

Number of Firm Shares
Underwriter	To Be Purchased
Morgan Stanley & Co. Incorporated
J.P. Morgan Securities Inc.
CIBC World Markets Corp.
Credit Suisse Securities (USA) LLC
Stifel, Nicolaus & Company, Incorporated
Dahlman Rose & Company, LLC
Piper Jaffray & Co.
Knight Capital Markets LLC
Houlihan, Lokey, Howard & Zukin Capital, Inc.
GMP Securities L.P.

Total:	[28,125,000]

I-1

SCHEDULE II
Time of Sale Prospectus
1.	Preliminary Prospectus issued [date]
2.	[identify all free writing prospectuses filed by the Company under Rule 433(d) of the Securities Act]
3.	[free writing prospectus containing a description of terms that does not reflect final terms, if the Time of Sale Prospectus does not include a final term sheet]
4.	[orally communicated pricing information to be included on Schedule I if a final term sheet is not used]

II-1

EXHIBIT A
FORM OF LOCK-UP LETTER
Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY 10036
J.P. Morgan Securities Inc.
383 Madison Avenue
New York, NY 10179
Ladies and Gentlemen:
     The undersigned understands that Morgan Stanley & Co. Incorporated and J.P. Morgan Securities Inc. (the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Molycorp, Inc., a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters to be named in Schedule 1 to the Underwriting Agreement, including the Representatives (the “Underwriters”), of shares (the “Shares”) of the common stock of the Company (the “Common Stock”).
     To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives acting on behalf of the Underwriters, it will not, during the period (the “restricted period”) commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the exercise of a warrant or an option to purchase, or the settlement of any other equity award for, shares of Common Stock (provided that any Shares received are subject to the restrictions contained in this agreement), (b) in the case of an option to purchase shares of Common Stock expiring or restricted shares of Common Stock vesting during the restricted period, the sale or transfer of shares of Common Stock to the Company to satisfy any payment or withholding obligations in connection with the exercise of such option or vesting of such restricted shares, or in connection with any cashless exercise of a warrant to purchase shares of Common Stock, (c) the conversion of any preferred stock, Class A common stock, Class B common stock or other equity interest of the Company into shares of Common Stock, (d) the disposition of shares of Common Stock pursuant to the Public Offering, (e) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions; (f) transfers of shares of Common Stock or any security convertible into Common Stock (1) as a bona fide gift, (2) to any affiliate of the undersigned, (3) to any trust for the direct or indirect benefit of the undersigned or an immediate family member of the undersigned or (4) to any immediate family member of the undersigned; (g) transfers of shares of Common Stock or any security convertible into Common Stock pursuant to the laws of descent or distribution; provided that in the case of any transfer or distribution pursuant to clause (f) and (g) above, (i) each transferee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the 180-day restricted period referred to in the foregoing sentence, (h) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that such plan does not provide for the transfer of Common Stock during the 180-day restricted period and no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be required of or voluntarily made by or on behalf of the undersigned or the Company during the 180-day restricted period. In addition, the undersigned agrees that, without the prior written consent of the Representatives acting on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock (except in respect the Public Offering). The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.
     If:

     (1) during the last 17 days of the 180-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or
     (2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the restricted period;
the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless the Representatives waive, in writing, such extension.
     The undersigned hereby acknowledges that the Company has agreed in the Underwriting Agreement to provide written notice of any event that has resulted in an extension of the restricted period and agrees that any such notice properly delivered will be deemed to have given to, and received by, the undersigned.
     This agreement shall automatically terminate and be of no further effect upon the earliest to occur, if any, of: (i) the Company advising the Representatives in writing, prior to execution of the Underwriting Agreement, that it has determined not to proceed with the Public Offering, (ii) the termination of the Underwriting Agreement before the sale of any Shares to the Underwriters and (iii) December 31, 2010 if a closing for the Public Offering has not yet occurred as of that time.
     The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.
     Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

Very truly yours,

(Name)

(Address)